EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption ("Assignment") is effective as of October 03, 2017 ("Effective Date") by and among, Immune Ventures, LLC, a Limited Liability Company formed under the laws of the State of Washington, with principal offices located at 7503 Jones Ave NW, Seattle, WA 98116 (“ASSIGNOR”) and INmune Bio Inc., a Nevada corporation, having its principal place of business at 1224 Prospect St., Suite 150, La Jolla, CA 92037 (“ASSIGNEE”).

BACKGROUND

1. University of Pittsburgh – Of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with an office at 1st Floor Gardner Steel Conference Center, 130 Thackeray Avenue, Pittsburgh, Pennsylvania 15260 (“University”) and ASSIGNOR entered into an Exclusive License Agreement, dated June 26, 2017, which was amended by way of the First Amendment to Exclusive License Agreement, dated September 20, 2017, each of which being collectively referred to herein as the “Exclusive License Agreement”; a true and correct copy of which is attached herewith as “Exhibit A”;

2. ASSIGNOR desires to assign all of its rights, obligations and liabilities under the Exclusive License Agreement to ASSIGNEE;

3. ASSIGNEE desires to accept and assume all of the rights, obligations and liabilities of ASSIGNOR under the Exclusive License Agreement; and

4. In accordance with Article 9 of the Exclusive License Agreement, such assignment and acceptance does not require prior written consent of University.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1. ASSIGNOR hereby assigns to ASSIGNEE and ASSIGNEE hereby accepts and assumes all of ASSIGNOR’s rights, obligations and liabilities under the Exclusive License Agreement.

2. The Assignment and any actions arising out of or relating to this Assignment shall be governed by and construed and interpreted in accordance with the laws of the state of California and the United States of America without regard to the conflict of law provisions thereof.

3. ASSIGNOR paid $31,640 (“Costs”) to University of Pittsburgh on August 18, 2017. ASSIGNEE hereby agrees to reimburse said Costs in full by issuing shares at $1.50 per share for 21,094 shares.

IN WITNESS WHEREOF the parties hereto have executed this Assignment as of the Effective Date set forth above.

ASSIGNOR		ASSIGNEE

By:	/s/ Raymond J. Tesi	By:	/s/ David J. Moss
Print Name:	Raymond J. Tesi	Print Name:	David J. Moss
Title:	President and CEO	Title:	Principle
Date:	October 3, 2017	Date:	October 3, 2017